EXHIBIT 10.1

SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS SECOND AMENDMENT TO THE AGREEMENT OF PURCHASE AND SALE (this “Second Amendment”) by and between Philux Global Group Inc. (f/k/a PHI Group, Inc.), a U.S. public company duly organized and existing by virtue of the laws of the State of Wyoming, with its principal address at 2323 Main Street, Irvine, CA 92614, U.S.A. (“PHIL”), and Kota Construction LLC, a limited liability company organized and existing by virtue of the laws of the State of California, with its principal business address at 1200 Lawrence Dr. Ste 180 Newbury Park, CA 91320 U.S.A. (“KCCO”) is made effective as of August 3, 2022 (the “Effective Date”).

WHEREAS, the parties previously entered into that certain Agreement of Purchase and Sale, dated as of January 26, 2022, by and between PHIL and KCCO, as amended by the First Amendment to the Agreement of Purchase and Sale, dated March 15, 2022, by and between PHIL and KCCO (as amended, the “Purchase Agreement”); and

WHEREAS, the parties wish to amend the Purchase Agreement, on the terms and conditions set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the above recitals, which are incorporated into the operative provisions of this Second Amendment by this reference, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments. Pursuant to Article 11.3 of the Purchase Agreement, PHIL and KCCO hereby agree to amend and restate the following provisions of the Purchase Agreement:

(i)	Recital D to read as follows:

“The parties hereto wish to enter into this Agreement whereby PHIL will pay a total purchase price of Sixty-Four Million Five Hundred Four Thousand Seven Hundred Fifty-Two U.S. Dollars ($64,504,752) to KCCO, as set forth in Section 2 below, in exchange for fifty point one percent (50.10%) of the equity ownership in KCCO pursuant to the terms and conditions of this Agreement.”

(ii)	Article 5.4 to read as follows:

“Immediately following the Closing, the parties hereto shall cause KCCO to distribute Sixteen Million Ninety-Four Thousand U.S. Dollars ($16,094,000) of the Closing Payment received by KCCO from PHIL to Yato Consulting, Inc., Alpha Power Group LLC, Kodiak Cole Consulting LLC, and Mac Advisors LLC (each a “Founding Member”, and collectively, the “Founding Members”) pursuant to the terms set forth in the Operating Agreement. The remainder of the Closing Payment will be used by KCCO for its working capital, expansion and growth. Notwithstanding the preceding sentence, the Founder Managers (as defined in the Operating Agreement) may elect to pay an aggregate amount of Two Million Eleven Thousand Seven Hundred Fifty U.S. Dollars ($2,011,750) of the remainder of the Closing Payment in the form of transaction bonuses to any Person (as defined in the Operating Agreement) selected by the Founder Managers.”

2. General Provisions. Except to the extent specifically amended herein or supplemented hereby, the Purchase Agreement remains unchanged and in full force and effect, and this Second Amendment will be governed by and subject to the terms of the Purchase Agreement, as amended by this Second Amendment. All capitalized terms used in in this Second Amendment but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement. From and after the date of this Second Amendment, each reference in the Purchase Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the Purchase Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Second Amendment or as otherwise expressly provided) will be deemed to mean the Purchase Agreement, as amended by this Second Amendment, whether or not this Second Amendment is expressly referenced. In the event of a conflict between the terms of this Second Amendment and the terms of the Purchase Agreement, the terms of this Second Amendment shall control. This Second Amendment may be executed in counterparts, each of which will be deemed an original, and may be delivered by email, all of which together shall constitute a single instrument. This Second Amendment shall be governed by and construed in accordance with the laws of the State of California without regard for its conflict of laws rules. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of California and any United States District Court situated in the State of California for the purposes of construing and enforcing this Second Amendment.

[Signatures on following page.]

2

IN WITNESS WHEREOF the parties hereto have executed this Second Amendment as of the Effective Date first mentioned above.

PHILUX GLOBAL GROUP, INC.		KOTA CONSTRUCTION LLC,
(f/k/a PHI GROUP, INC.)		a California limited liability company
a Wyoming corporation

By:	/s/ Henry D Fahman	By:	/s/ J Cole De Arman
	Henry D. Fahman		J Cole De Arman
	Chairman & CEO		Authorized Signatory

[Signature Page to Second Amendment]